AMENDMENT
                            DATED FEBRUARY 26, 2009,
                                     TO THE
                       DISTRIBUTION PLAN - H-CLASS SHARES
                                       OF
                               RYDEX SERIES FUNDS,
                            DATED FEBRUARY 25, 2000,
                                   AS AMENDED

                                    EXHIBIT A

                               RYDEX SERIES FUNDS
                       DISTRIBUTION FEES - H-CLASS SHARES

RYDEX SERIES FUNDS

     Mid-Cap 1.5x Strategy Fund
     Russell 2000(R) 1.5x Strategy Fund
     Europe 1.25x Strategy Fund
     All-Cap Opportunity Fund
     Global 130/30 Strategy Fund
     Multi-Hedge Strategies Fund
     Hedged Equity Fund
     S&P 500 Pure Value Fund
     S&P 500 Pure Growth Fund
     S&P MidCap 400 Pure Value Fund
     S&P MidCap 400 Pure Growth Fund
     Inverse Mid-Cap Strategy Fund
     S&P SmallCap 600 Pure Value Fund
     S&P SmallCap 600 Pure Growth Fund
     Inverse Russell 2000(R) Strategy Fund
     Strengthening Dollar 2x Strategy Fund
     Weakening Dollar 2x Strategy Fund
     Real Estate Fund
     Commodities Strategy Fund
     S&P 500 Fund
     Russell 2000(R) Fund
     Essential Portfolio Moderate Fund
     Essential Portfolio Conservative Fund
     Essential Portfolio Aggressive Fund
     Managed Futures Strategy Fund
     High Yield Strategy Fund
     Inverse High Yield Strategy Fund
     International Opportunity Fund
     Japan 2x Strategy Fund
     Alternative Strategies Allocation Fund
     Long/Short Commodities Strategy Fund
     Global Market Neutral Fund

DISTRIBUTION FEES

     Distribution Services....................   twenty-five basis points (.25%)

CALCULATION OF FEES

     Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                          ADDITIONS ARE NOTED IN BOLD.